UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 23, 2015 (July 22, 2015)
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 872-5000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Cancellation of Outstanding Warrants and Issuance of Right to Receive a Fixed Amount of Common Stock

On July 22, 2015, Ascent Solar Technologies, Inc. (the “Company”) entered into an Amendment and Exchange Agreement (the “Exchange Agreement”), between the Company and an institutional investor (the “Holder”). Pursuant to the Exchange Agreement, certain outstanding common stock warrants held by the Holder have been cancelled, and the Company has issued to the Holder a right to receive a fixed number of shares of common stock of the Company in accordance with the terms of a Right to Receive Common Stock dated July 22, 2015 (the “Right”).

In connection with the Company’s $35 million financing transaction in November 2014, the Company issued to the Holder warrants (the “November Warrants”) to purchase up to 7,777,778 shares of the Company’s common stock (the “Common Stock”). The November Warrants are exercisable through May 2020. The November Warrants have an initial exercise price equal to $2.25 per share. The exercise price and the number of warrant shares of the November Warrants are subject to a number of adjustments that under certain circumstances could (i) significantly lower the exercise price and (ii) significantly increase the number of warrant shares.

In connection with the Company’s $2.5 million financing transaction in February 2015, the Company issued to the Holder warrants (the “February Warrants”) to purchase up to 541,126 shares of the Company’s Common Stock. The February Warrants are exercisable through August 2020. The February Warrants have an initial exercise price equal to $2.31 per share. The exercise price and the number of warrant shares of the February Warrants are subject to a number of adjustments that under certain circumstances could (i) significantly lower the exercise price and (ii) significantly increase the number of warrant shares.

In particular, the November Warrants and the February Warrants contain a “full ratchet” anti-dilution adjustment. Under the full ratchet anti-dilution adjustment (subject to certain limited exceptions), if the Company issues new securities at a price lower than the then applicable exercise price, (i) the exercise price is automatically reduced to such lower price and (ii) the number of warrant shares is proportionately increased.

If, for example, the Company sold any additional shares of Common Stock at its recent closing price of $0.37 per share, then (i) the exercise price of the November Warrants would be reduced from $2.25 to $0.37 per share, (ii) the number of warrant shares under the November Warrants would increase from approximately 7.8 million shares to approximately 47.3 million shares, (iii) the exercise price of the February Warrants would be reduced from $2.31 to $0.37 per share, and (iv) the number of warrant shares under the February Warrants would increase from 541,126 shares to approximately 3.4 million shares.

Under the terms of the Exchange Agreement, the November Warrants and the February Warrants will be cancelled and the Company will issue the Right to the Holder. The Right obligates the Company to issue to the Holder (without the payment of any additional consideration) an aggregate of 8.3 million shares of Common Stock (the "Right Shares").

The Right is immediately exercisable for 1.5 million Right Shares. The Right is not exercisable for the remaining 6.8 million Right Shares until November 22, 2015.

In the Exchange Agreement, the Holder has generally agreed to limit sales of the Right Shares (i) during the period until November 22, 2015 to 750,000 shares during any 30-day period, and (ii) during the six-month period from November 22, 2015 through May 22, 2016 to approximately 1.1 million shares during any 30-day period. These limitations only apply to the Right Shares; they do not apply to any other shares which the Holder may receive from the Company in connection with the Company’s outstanding senior secured convertible notes held by the Holder.

The foregoing description of the Exchange Agreement is a summary and is qualified in its entirety by reference to the document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The terms of the Right are further described below.

Terms of the Right.

The Right obligates the Company to issue to the Holder upon request (without the payment of any additional consideration) an aggregate of 8.3 million shares of Common Stock. The number of Right Shares is fixed, and is only subject to customary non-price based ratable adjustments.

The Right is immediately exercisable for 1.5 million Right Shares. The Right is not exercisable for the remaining 6.8 million shares until November 22, 2015.

The Holder will not be able to exercise the Right and receive Right Shares to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of the Company’s common stock issuable upon exercise of the Right. The Holder may decrease the 9.99% ownership limitation at any time and the Holder, upon not less than 61 days’ prior notice to the Company, may increase the beneficial ownership limitation provided that the beneficial ownership limitation may in no event exceed 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of the Company’s common stock upon exercise of the Right.

The foregoing description of the Right is a summary and is qualified in its entirety by reference to the document, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Right is being issued by the Company in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended (“Securities Act”),

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	10.1	Amendment and Exchange Agreement dated July 22, 2015
	10.2	Right to Receive Common Stock dated July 22, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

July 23, 2015	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment and Exchange Agreement dated July 22, 2015
10.2	Right to Receive Common Stock dated July 22, 2015